Exhibit 32
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarter Report of China Daqing M&H Petroleum, Inc.  (the “Company”) on Form 10-Q for the period ending March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Linan Gong, Chief Executive Officer and Dehai Yin, Chief Financial and Accounting Officer of the Company, certify to the best of their knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarter Report on Form 10-Q for the period ending March 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarter Report on Form 10-Q for the period ending March 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of China Daqing M&H Petroleum, Inc.

Date: May 24, 2010

/s/ Linan Gong
Linan Gong Chief Executive Officer & Secretary

Date: May 24, 2010

/s/ Dehai Yin
Dehai Yin Chief Financial Officer & Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to China Daqing M&H Petroleum, Inc. and will be retained by China Daqing M&H Petroleum, Inc. and furnished to the Securities and Exchange Commission or its staff upon request